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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 in respect of the "Cardinal Health, Inc. Outside Director Equity Incentive Plan" of our report dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements, which appears on page 6 of the Cardinal Health, Inc. Report on Form 8-K dated May 26, 2000. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 7 of such Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
May 26, 2000